UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016 (June 14, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2016 (the “Effective Date”), MGT Capital Investments, Inc. (the “Company”) and its wholly-owned subsidiary, MGT Sports, Inc. (“MGT Sports”) entered into a Securities Exchange Agreement (the “Agreement”) with Function(x) Inc. (formerly DraftDay Fantasy Sports, Inc.) (“FNCX”) to exchange the entire outstanding promissory note (the “Note”) originally issued by FNCX on September 8, 2015 in the original principal amount of $1,875,000, for equity securities of FNCX. The Note was amended on March 24, 2016 pursuant to that certain Exchange Agreement (“March Exchange Agreement”) by and among the Company, MGT Sports and FNCX. Pursuant to the March Exchange Agreement, the outstanding principal balance of the Note was reduced to $940,792.60 (the “Remaining Balance”) which shall continue to accrue interest a rate of 5% per annum, and all terms of the Note shall remain unchanged except that the maturity date was changed to July 31, 2016.

Pursuant to the Agreement, the entire Remaining Balance shall be exchanged for 2,641,837 shares (the “Common Shares”) of FNCX’s common stock and FNCX shall make a cash payment to MGT Sports for the total amount of interest accrued until consummation of the transaction contemplated in the Agreement (“Closing”). The Closing is conditioned on FNCX’s shareholders’ approval of the issuance of the Common Shares and satisfaction of other closing conditions set forth in the Agreement.

The Common Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemption pursuant to Section 3(a)(9) of the Securities Act.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Securities Exchange Agreement dated June 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: June 17, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer